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[HSBC LOGO]

                                                                   EXHIBIT 10.14

REF :

CONFIDENTIAL

Novel Dyeing & Printing Mills Ltd
C/o Novel Denim Holdings Ltd
1/F Novel Industrial Building
850-870 Laichikok Road
Cheungshawan
Kowloon

                                                                 18 January 2002

Attn: Mr Peter Leung
      Financial Controller

Dear Sirs

BANKING FACILITIES

We refer to our recent discussion and are pleased to confirm our agreement to granting you the undermentioned banking facilities (the "Facility") which shall be made available on the specific terms and conditions outlined herein and upon satisfactory completion of the security documents and condition precedent detailed below. The Facility is subject to our overriding right of suspension, withdrawal and repayment on demand, and to review at any time and in any event, by 1 January 2003.

According to Article 24 of the Section 3 in the "Regulations on the Administration of Foreign Exchange in the PRC" promulgated on 29 January 1996, the Borrower, upon acceptance of this offer, shall arrange to register this agreement with State Administration of Foreign Exchange, Shenzhen Branch ("SAFE"). The External Debt Registration Certificate to be issued by SAFE will serve as one of the security documents required under this agreement.

The Borrower shall obtain the verification of SAFE in respect of each payment of principal and interest to be made by the Borrower in accordance with the "Regulations on the Administration of the Sale, Purchase and Payment of Foreign Exchange" promulgated in 1996,

                                                                         ...../2

THE HONGKONG AND SHANGHAI BANKING CORPORATION LIMITED
[ILLEGIBLE]
SHENZHEN OFFICE: 1/F CENTURY PLAZA HOTEL, NO. 1 CHUN FENG LU, SHENZHEN THE PEOPLE'S REPUBLIC OF CHINA (POSTAL CODE: 518001)
TEL : (753)233 8016 FAX : (755) 232 4045
TELEX : 420267 HBSNZ CN TELEGRAMS : HONGBANK SHENZHEN

Incorporated in the Hong Kong SAR with limited liability          Page ___/___

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                                      - 2 -

Novel Dyeing & Printing Mills Ltd                                18 January 2002

Borrower     :     Novel Dyeing & Printing Mills Ltd

Lender       :     The Hongkong and Shanghai Banking Corporation Limited,
                   Shenzhen Branch.

Purpose      :     To finance the working capital requirements of the Borrower.

Term         :     One year subject to annual review and renewal.

Tranche A

Facility/
Amount       :     Revolving Loan facility of upto HKD10,000,000.

Interest     :     0.75% p.a. over 1, 3 or 6-month Hong Kong Interbank Money
                   Market Offer Rate ("HIBOR") payable at the end of each interest period.

Drawdown     :     Minimum amount for each drawdown is HKD1,000,000 and in an integral multiple of HKD500,000 subject to 2 business days prior written notice.

Tranche B

Facility/
Amount       :     Import Documentary Credit/Trust Receipt facilities of upto
                   HKDlO,000,000.

                   Documentary Credit to your suppliers and the Import Loan facility shall be available for drawing in either HK Dollars or other foreign currency for upto 90 days, less any usance / credit periods granted by the suppliers.

                   within which
                   Goods under your control and / or Trust Receipts.

                   We may, at our sole and absolute discretion, refuse to allow drawings under the facilities if the transaction in question does not meet our operational requirements in respect of these facilities.

                                                                       ......./3

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                                      - 3 -

Novel Dyeing & Printing Mills Ltd                                18 January 2002

Commission   :     Documentary Credit issuing commission and commission in lieu of exchange will be charged as follows for each validity period of 6 months or part thereof and payable on date of issuance:

                   For first HKD390,000    1/4%   (min. HKD350)
                   For second HKD390,000   1/16
                   Balance in excess       1/32%

                   Interest on HKD/foreign currency import loans will be charged on a daily basis at the prevailing interest rates, published by us as Trade Finance Rates, subject to fluctuation at our discretion and payable monthly in arrears to the debit of your account.

Terms and conditions applicable to both facilities

Availability :     Upon acceptance of the Facility and subject to satisfactory completion of the security documentation and the condition precedent mentioned hereinunder, the Facility will be available for drawing.

Security     :     1.    An irrevocable and unconditional guarantee from Novel
                         Denim Holdings Ltd (the "Guarantor") for HKD20,000,000 plus interest, fees and expenses payable under the Facility.

                         The guarantee shall be accompanied by a certified copy of the supporting Board Resolution empowering the appropriate officers to execute and deliver the guarantee.

                   2. Certified copy of Registration Certificate of External Debt to be issued by SAFE for the Tranche A Facility.

Condition
Precedent    :     Board Resolution from the Borrower approving the terms of the
                   Facility and authorising its appropriate officers to accept the same.


                                                                         ...../4

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                                      - 4 -

Novel Dyeing & Printing Mills Ltd                                18 January 2002

Other
conditions   :     1.    The Borrower shall present to the Lender a valid
                         Borrowing Card issued by the People's Bank of China.

                   2. Certified true copy of business licence and other constitutional documents in relation to the Borrower.

                   3. The Facility shall rank pari-passu with all present and future borrowings of the Borrower.

                   4. Interest and other sums expressed to be chargeable or payable on a periodic basis will nonetheless accrue from day to day and amounts so accrued may be demanded at any time.

                   5. Half-yearly and audited yearly financial statements of the Borrower and the Guarantor prepared by qualified accountants, to be provided whenever available but in any event no later than 6O days and 120 days from the financial half-year-ends and year-ends respectively.

                   6. Other financial or operational information of the Borrower and the Guarantor shall be provided when from time to time requested by the Lender.

                   7. Unless expressed in writing from you to the contrary, we may provide any information relating to any of your accounts with us and any facilities we may provide to you from time to time or their conduct or any other information concerning your relationship with us to any other company or office which at the relevant time belongs to or is part of the HSBC Group.

Taxation and
Deduction    :     All payments of principal, interest, fees and other expenses shall be made by the Borrower free and clear of taxes, levies, imposts, duties, charges or withholding of whatsoever nature.

                                                                       ...../5

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                                      - 5 -

Novel Dyeing & Printing Mills Ltd                                18 January 2002

Expenses      :    All out of pocket expenses in relation to the preparation of the facility letter, legal fees, including (without limitation) PRC stamp duty payable on each original signed copy will be for account of the Borrower.

Governing Law :    The Laws of Hong Kong SAR.

Utilisation of Hong Kong Interbank Money Market Offer Rate Loan Facilities

Utilisation of the Hong Kong Interbank Money Market Offer Rate Loan facilities is subject to the following conditions:

a) 2 business days advance notice of drawdown/rollover is to be given to us.

b)       Each drawdown/rollover to be for periods of 1, 3 or 6 months.

c) With our prior approval, (which will not be withheld, provided we are satisfied that the funds utilised are generated from your internal resources out of cash flow rather than from external re-financing) during an interest period the total amount of a drawing may, with 5 business days advance notice to us, be prepaid subject to the usual penalties (i.e. the differential between the return we would have received had the loan run to maturity and the return we are able to obtain by the placing of the funds repaid for the remainder of the period in the market).

d) We reserve the right to renegotiate interest spreads should any event occur which changes the basis on which interest margins are presently calculated.

We shall be grateful if you could arrange for the authorised signatories of your company, in accordance with the terms of the mandate to be given to the Bank, to sign and return to us the duplicate copy of this letter to signify your understanding and acceptance of the terms and conditions under which the Facility is granted.

This offer of finance will remain open for acceptance until the close of business on 28 February 2002 and if not accepted by that date will be deemed to have lapsed.

                                                                         ...../6
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                                     - 6 -

Novel Dyeing & Printing Mills Ltd                                18 January 2002

This facility offer is executed in an English version and accompanied with a Chinese version. The English version is the governing version and shall prevail whenever there is any discrepancy between the English version and the Chinese version.

We look forward to the development of a mutually beneficial and lasting relationship.

Yours faithfully
For and on behalf of
THE HONGKONG AND SHANGHAI BANKING CORPORATION LIMITED

[ILLEGIBLE]
Ernest T C Li
Senior Corporate Relationship Manager
HSBC China Services Limited

HL/df/rc

ACCEPTED BY

      FOR AND ON BEHALF OF [ILLEGIBLE]
      NOVEL DYEING AND PRINTING MILLS LTD

                              [ILLEGIBLE]
      ------------------------------------
                    Authorised Signatures

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AUTHORISED SIGNATURE(S) & COMPANY CHOP